MANAGEMENT SERVICES AGREEMENT

MANAGEMENT SERVICES AGREEMENT executed this 1st day of February, 2003, by and between J. David Brow (“BROW”), and The Electric Network.com Inc., (“ELECTRIC”), a Nevada corporation, with offices at suite #208-800 North Rainbow Boulevard, Las Vegas, Nevada, (collectively the “Parties”).

WHEREAS, ELECTRIC wishes to enter into a management services agreement with BROW.

IT IS THEREFORE NOW AGREED AS FOLLOWS:

1.
Effective February1st 2003, BROW shall be retained by ELECTRIC for the purpose of assisting ELECTRIC in further developing its current business model and to review and evaluate investment opportunities for ELECTRIC.

2.	The initial term of this agreement is for TWELVE (12) months and may be extended upon mutual agreement of the parties hereto.

3.	As compensation and in consideration for the BROW services, ELECTRIC shall remunerate BROW by issuing 4,000,000 shares of its common stock.

4.	BROW shall not be required to devote his entire time and attention to ELECTRIC’s business, but shall devote such time as is necessary to properly carry out the duties for which he is being contracted.

5.
BROW shall be entitled to a business expense account allowance, to cover all travel, entertainment and business expenses, which he incurs on behalf of ELECTRIC. BROW shall maintain records to substantiate this account allowance and provide a monthly expense report.

6.	This Agreement shall be construed to the laws of the state of Nevada.

7.
This Agreement supersedes all prior or contemporaneous oral or written statements concerning the subject matter herein, and represents the complete and final understanding between the parties hereto. Any modification of this Agreement is ineffective unless provided in writing and executed by all of the parties hereto.

8.	BROW acknowledges that he may not assign his rights or delegate his duties or obligations under this agreement.

9.
If a suit or action is instituted in connection with any controversy arising out of this agreement, the prevailing party shall be entitled to recover from the other party, in addition to costs, such sums as the court may adjudge reasonable as attorneys fees, including fees on appeal from a judgment, order or decree.

10.	This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.

_________________________________

THE ELECTRIC NETWORK.COM INC.

Director: STEPHEN HANSON
This ____ day of __________ , 2003.

__________________________________

J. David Brow

This day ____ of ____________ , 2003.